Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Sevcon, Inc.,

We consent to the inclusion of our report dated April 15, 2016, relating to our audit of the financial statements of Bassi Unipersonale S.r.l. as of December 31, 2015 and 2014 and for the years ended December 31, 2015 and 2014, in this Current Report on Form 8-K/A of Sevcon, Inc. dated May 23, 2016, and to the incorporation by reference of such report in the registration statement on Form S-8 (File no. 333-193761).

/s/ BDO Italia S.p.A.

BDO Italia S.p.A.
Corte Isolani, 1
40125 Bologna
Italy